UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2009

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

892390

Item 8.01.                                Other Events

On July 15, 2009, Seneca Foods Corporation (the “Company”) entered into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Inc. and Piper Jaffray & Co. as representatives of the underwriters named therein (the “Underwriters”) and the selling shareholders named therein (the “Selling Shareholders”) pursuant to which the Selling Shareholders have agreed to sell an aggregate of 3,266,376 shares of Class A Common Stock, par value $0.25 per share, of the Company (the “Class A common stock”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-160358) and a related prospectus supplement filed with the Securities and Exchange Commission.  In addition, the Selling Shareholders granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 489,956 shares of Class A common stock to cover overallotments, if any.  The Company will not receive any of the proceeds from this offering.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1 hereto and is incorporated herein by reference.

Jaeckle Fleischmann & Mugel, LLP, counsel to the Company, has issued an opinion to the Company, dated July 15, 2009, regarding the legality of the shares of Class A common stock to be sold in the offering.  A copy of the opinion as to legality is filed as Exhibit 5 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

1	Underwriting Agreement among Seneca Foods Corporation, Merrill Lynch, Pierce, Fenner & Smith Inc., Piper Jaffray & Co. and the selling shareholders listed therein, dated July 15, 2009.

5	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality.

23	Consents of Jaeckle Fleischmann & Mugel, LLP (included in Exhibit 5 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      July 17, 2009

SENECA FOODS CORPORATION

By:   /s/Jeffrey L. Van Riper
        _______________________
Jeffrey L. Van Riper
Vice President and Controller